UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): February 1, 2008

Bakers Footwear Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

$7.5 Million Subordinated Secured Term Loan, including issuance of common stock.

On February 1, 2008, Bakers Footwear Group, Inc. (the “Company”) entered into, and on February 4, 2008 closed on (the “Closing”), a $7.5 million three-year subordinated secured term loan with Private Equity Management Group, Inc. (“PEM”), as arranger and administrative agent on behalf of the lender, and an affiliate of PEM, as the lender (the “Lender”), and pursuant to a certain Second Lien Credit Agreement (the “Loan Agreement”) dated February 1, 2008 (the “Loan”). The Loan matures on February 1, 2011, with interest and principal installments required to be repaid over 36 months at an interest rate of 15% per annum. As additional consideration for the Loan, PEM received 350,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), representing slightly less than 5% of the outstanding shares of the Company on a post-transaction basis. The Company also paid PEM an advisory fee of $300,000 and PEM’s costs and expenses pursuant to a fee letter with PEM, which is attached hereto as Exhibit 4.7 and is incorporated herein by reference.

The Loan Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. Amounts owed to the Lender are evidenced by a Note, the form of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The Company entered into a security agreement (the “Security Agreement”) dated February 1, 2008 with PEM in its capacity as administrative agent for the Lender whereby amounts owed to the Lender are secured by substantially all of the Company’s assets, subject to the rights of the Company’s senior lender, Bank of America, N.A. (the “Bank”) and the Senior Subordination Agreement (as described below). The Security Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

In connection with the Closing, the Company received aggregate gross proceeds of $7.5 million. Net proceeds to the Company are expected to be approximately $6.7 million. The Company intends to use the net proceeds initially to repay amounts owed under its senior credit facility and for working capital purposes. The Company has broad obligations to indemnify, and pay the fees and expenses of PEM and the Lender in connection with, among other things, the enforcement, performance and administration of the Loan Agreement and the other loan documents.

The Lender and PEM also executed a subordination agreement (the “Senior Subordination Agreement”) dated February 1, 2008 in favor of the Bank, the Company’s senior secured lender under the Company’s Second Amended and Restated Loan and Security Agreement, as amended (the “Senior Loan Agreement”). The Senior Subordination Agreement is attached hereto as Exhibit 4.4 and is incorporated herein by reference. The holders of the Company’s $4 million aggregate principal amount of subordinated convertible debentures due 2012 (the “Debentures”), including Company directors Andrew Baur and Scott Schnuck, an entity affiliated with Mr. Baur and Company advisory Directors consisting of Bernard Edison and Julian Edison, executed a subordination agreement (the “Junior Subordination Agreement”) dated February 1, 2008 in favor of the Lender. The Junior Subordination Agreement is attached hereto as Exhibit 4.5 and is incorporated herein by reference.

Also on February 1, 2008, the Company and the Bank executed a certain Second Amendment to Second Amended and Restated Loan and Security Agreement (the “Second Amendment”) which permitted the Company to consummate the Loan transaction and changed the definition of a change in control under the Senior Loan Agreement. Prior to the Second Amendment, a change in control was deemed to occur upon, among other things, any person or group of persons acquiring beneficial ownership of 30% or more of the Company’s common stock or voting power. The amendment changed the 30% threshold to 40%. The Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Under the Loan Agreement, the Company is permitted to prepay the Loan, subject to prepayment penalties which range between 3% and 1% of the aggregate principal balance of the Loan. The Company is also required to make prepayments, subject to the Senior Subordination Agreement, on the Loan in certain circumstances, including generally if the Company sells property and assets outside the ordinary course of business, and upon receipt of certain extraordinary cash proceeds and upon sales of securities.

The Loan Agreement contains financial covenants which require the Company to maintain specified levels of tangible net worth and EBITDA (both as defined in the Loan Agreement) each fiscal quarter and annual limits on capital expenditures of no more than $1.5 million, $2 million and $3 million, respectively. The Loan Agreement also contains certain other restrictive covenants, including covenants that restrict the Company’s ability to use the proceeds of the Loan, to incur additional indebtedness, to pre-pay other indebtedness, to dispose of assets, to effect certain corporate transactions, including specified mergers and sales of all or substantially all of the Company’s assets, to change the nature of the Company’s business, to pay dividends (other than in the form of common stock dividends), as well as covenants that limit transactions with affiliates and prohibit a change of control. For this purpose, a change of control is generally defined as, among other things, a person or entity acquiring beneficial ownership of more than 50% of the Company’s common stock, specified changes to the Company’s Board of Directors, sale of all or substantially all of the Company’s assets or certain Company recapitalizations. The Loan Agreement also contains customary representations and warranties and affirmative covenants, including provisions relating to providing reports, inspections and appraisal, and maintenance of property and collateral.

Upon the occurrence of an event of default under the Loan Agreement, the Lender will be entitled to acceleration of the debt plus all accrued and unpaid interest, subject to the Senior Subordination Agreement, with the interest rate increasing to 17.5% per annum. The Loan Agreement generally provides for customary events of default, including default in the payment of principal or interest or other required payments, failure to observe or perform covenants or agreements contained in the transaction documents (excluding the Registration Rights Agreement (described below)), materially breaching the Company’s Senior Loan Agreement or the terms of the Company’s Debentures, generally failure to pay when due debt obligations (broadly defined, subject to certain exceptions) in excess of $1 million, specified events of bankruptcy or specified judgments against the Company.

The Company also entered into a registration rights agreement dated February 1, 2008 (the “Registration Rights Agreement”) with PEM in respect of the Shares which generally requires the Company to file a resale registration statement with the Securities and Exchange Commission (the “SEC”) in respect of the Shares (the “Registration Statement”). The Company is required to use its reasonable best efforts to keep the Registration Statement continuously effective, subject to certain exceptions, until the earlier of all of the registrable securities being sold or ceasing to be registrable under the agreement, or February 1, 2010. All costs of preparing, filing and maintaining the effectiveness of the Registration Statement will be paid by the Company.

The Company is required to file the Registration Statement with the SEC by the earlier of 90 days of February 1, 2008 and five business days of the Company’s filing of its annual report on Form 10-K for fiscal year 2007. The Company is also required to have the Registration Statement declared effective by the SEC within 120 days after February 1, 2008. If the Company does not meet these deadlines, or if the Registration Statement ceases to be effective for more than 60 days per year or more than 30 consecutive calendar days or if the Company’s common stock ceases to be traded on an eligible market as required, then the Company must generally pay PEM liquidated damages in an amount equal to 2% of the value of the registrable Shares remaining (based on an aggregate value of $959,000) for each 30 day period (prorated for partial periods). Under the Registration Rights Agreement, the Company has the right to suspend use of the registration statement for not more than 30 consecutive calendar days or for a total of more than 60 days per year in certain circumstances. The Company also has certain other ongoing obligations, including providing PEM specified notices and certain information, indemnifying PEM for certain liabilities and using reasonable best efforts to timely file all required filings with the SEC and make and keep current public information about the Company. The Registration Rights Agreement is attached hereto as Exhibit 4.6 and is incorporated herein by reference.

On February 4, 2008, the Company issued a press release (“Press Release”) relating to the Loan Agreement and the transactions contemplated thereby, which is filed herewith as Exhibit 99.1.

The Company reasonably believes that PEM and Lender are “accredited investors” as such term is defined in Rule 501(e) under Regulation D promulgated under the Securities Act of 1933, as amended. As of the date hereof, the Shares and Note are being treated as restricted securities that have not been registered under the Securities Act of 1933, or any state securities laws, and may not be offered or sold and are otherwise not transferable without compliance with applicable federal securities laws, including registration or an applicable exemption from registration requirements.

As previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2007, the Debentures contain a weighted average conversion price adjustment that is triggered by issuances or deemed issuances of the Company’s common stock. As a result of the issuance of the Shares to PEM, the weighted average conversion price of the Debentures decreased from $9.00 to $8.64. Each of Messrs. Baur, Schnuck, B. Edison and J. Edison receive fees and other compensation from time to time in their capacities with the Company. Mr. B. Edison beneficially owns in excess of 5% of the Company’s common stock.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

In connection with the Loan and the sale and issuance of the Shares and the Note, the Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated pursuant thereto. The offering of the securities was conducted without general solicitation or advertising. The Shares and Note issued bear restrictive legends permitting the transfer thereof only in compliance with applicable securities laws. PEM and the Lender have represented their intention to acquire the Shares and the Note for investment purposes and not with a view to or for distribution in these transactions and that each was an “accredited investor” under Rule 501(e) under Regulation D under the Securities Act of 1933. PEM and Lender had adequate access to information about the Company through information provided to them.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        As previously announced, on February 2, 2008, Lawrence L. Spanley, Jr., resigned as the Company’s Chief Financial Officer, Executive Vice President, Secretary, and Treasurer. As further described below, Mr. Spanley agreed to remain with the Company in a limited capacity.

(c)        Also as previously announced, effective on February 3, 2008, Charles R. Daniel III, 49, has assumed the duties of principal financial officer and principal accounting officer and has been named by the Company’s Board of Directors as Vice President-Finance, Secretary and Treasurer in addition to his position as Controller. Mr. Daniel has served as Controller for the Company since February 2004. Prior to that, Mr. Daniel worked for the accounting firm of Stone Carlie. Mr. Daniel does not have any family relationships or related-party transactions that are required to be disclosed.

(e)        The Company entered into a Release Agreement with Mr. Spanley in connection with his retirement. The Release Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. In the Release Agreement, Mr. Spanley generally released the Company from all claims that he may have as well as agreed not to file suit or bring other claims against the Company. Although retiring from his positions with the Company, Mr. Spanley has agreed to work on a part-time basis for two years and to facilitate the transition of his responsibilities. In connection with his continued duties, the Company and Mr. Spanley entered into an amended employment agreement dated February 3, 2008 (the “Amended Employment Agreement”). The Amended Employment Agreement is attached hereto as Exhibit 10.3.

Under the agreements, Mr. Spanley will work three days per week in fiscal 2008 and between one and three days per week in fiscal 2009. During fiscal 2008, Mr. Spanley will receive $135,000 in severance payments and $60,000 as compensation for services rendered, both paid out in installments, and will remain eligible to participate in certain benefit plans and continue to hold his prior equity awards under the terms of the applicable plans. During fiscal 2009, Mr. Spanley will be compensated at the rate of between $20,000 and $60,000 per year, depending on his workload. The Company also agreed to pay for specified insurance benefits for Mr. Spanley and his wife until 2012. Mr. Spanley’s employment may be terminated for cause (as defined in the agreement) and the agreement terminates upon death or disability. Mr. Spanley’s revised employment agreement continues to contain confidentiality and non-competition provisions. Mr. Spanley’s rights under his prior employment agreement relating to additional payments in the event of disability, severance payments in a variety of circumstances and a payment upon certain change of control events have been terminated.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: February 4, 2008	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III Vice President—Finance, Controller Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Second Lien Credit Agreement dated February 1, 2008 (“Loan Agreement”) by and among the Company, and Private Equity Management Group, Inc. and the Lender named therein.
4.2	Note evidencing amounts borrowed by the Company under the Loan Agreement.
4.3	Security Agreement dated February 1, 2008 by and among the Company, Private Equity Management Group, Inc. and the Lender named therein.
4.4

Subordination Agreement dated February 1, 2008 by and among the Company, Bank of America, N.A. and Private Equity Management Group, Inc., in its capacity as administrative agent for the Lender named therein.

4.5

Subordination Agreement dated February 1, 2008 by and among the Company, Private Equity Management Group, Inc., in its capacity as administrative agent for the Lender named therein, and the subordinated creditors named therein.

4.6	Registration Rights Agreement dated February 1, 2008 by and among the Company and Private Equity Management Group, Inc.
4.7	Fee Letter dated February 1, 2008 between Private Equity Management Group, Inc. and the Company.
10.1	Second Amendment to Second Amended and Restated Loan and Security Agreement dated February 1, 2008 by and among the Company and Bank of America, N.A.
10.2	Release Agreement dated February 1, 2008 by and among the Company and Lawrence L. Spanley, Jr.
10.3	Amended Employment Agreement dated February 3, 2008 by and among the Company and Lawrence L. Spanley, Jr. (included in Exhibit 10.2)
99.1	Press Release dated February 4, 2008 relating to the Loan Agreement and the transactions contemplated thereby.